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                                                                   EXHIBIT (h-8)

                          SECURITIES LENDING AGREEMENT


         This Securities Lending Agreement (the "Agreement") is entered into as of November 1, 1999 by and among Pacific Capital Funds (the "Fund"), a Massachusetts business trust, BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation, and Cantor Fitzgerald & Co.(the "Lending Agent"), a general partnership organized under the laws of the State of New York.

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of, among others, the portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio");

         WHEREAS, each Portfolio is permitted under its investment policies to engage in securities lending transactions and the Fund's Board of Trustees has authorized the Portfolios' investment adviser (the "Adviser") to designate from time to time the securities which may be loaned (the "Securities") and the brokers, dealers or other financial institutions which may borrow the Securities (the "Borrowers") (Each Portfolio which engages in lending Securities pursuant to this Agreement is referred to herein as the "Lender.");

         WHEREAS, the Adviser has informed the Fund that it has designated the Securities listed on Schedule 2 hereto as securities of the Portfolios which may be loaned pursuant to this Agreement and that it has approved the borrowers listed on Schedule 3 hereto as eligible to borrow the Securities subject to the Borrower's pledge of collateral consisting of those items specified on Schedule 4 hereto (the "Collateral"), as each such Schedule may be revised from time to time upon approval of the Adviser, on behalf of the Fund, and notice to the Lending Agent;

         WHEREAS, the Securities are held in custody by Bank One Trust Company, Union Bank of California Global Custody and/or such other entity as may be authorized by the Fund (the "Custodians") and the Custodians are authorized upon instructions from the Fund to deliver Securities to Borrowers and hold in an account (the "Collateral Account"), on behalf of the Lender, the Collateral in connection with loans of Securities; and

         WHEREAS, the Fund desires to retain the Lending Agent to provide lending agent services and BISYS to provide certain administrative services in connection therewith, including certain recordkeeping functions, and the Lending Agent and BISYS are willing to render such services upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:
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         SECTION 1. APPOINTMENT OF LENDING AGENT. The Fund hereby appoints the
Lending Agent as its agent to act as set forth in this Agreement and the Lending Agent hereby accepts the appointment as the Fund's agent and agrees to so act. The Fund agrees that the Lending Agent is acting as a fully disclosed agent and not as principal in connection with the loan of Securities. The Lending Agent shall have the right to disclose the identity of the Fund of any Portfolios to any Borrower or give notice that such identity is available upon request. The Lending Agent shall have the right to appoint agents to facilitate the performance of its duties hereunder, and to discharge any such agent, in each case without prior notice to the Fund, provided that any such agent shall be bound by the terms of this Agreement and provided further that the Lending Agent shall not delegate any of its substantive securities lending duties hereunder to an agent without the prior written approval of the Fund.

         Any reference to Lender in this Agreement shall be deemed a reference solely to the particular Portfolio to which a given lending transaction under this Agreement relates. Under no circumstances shall the rights, obligations, or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. In particular and without limiting the generality of the foregoing, the parties hereto agree that: (a) any event of default regarding one Portfolio shall not create any right or obligation with respect to any other Portfolio, (b) the Lending Agent shall not have any right to set off claims of a Portfolio by applying property of any other Portfolio, and (c) no Portfolio shall have the right to set off against assets or property held by a Borrower or the Custodian for any other Portfolio.

         SECTION 2. AUTHORIZATION TO ENTER INTO LOAN AGREEMENTS. The Fund, on behalf of each Lender, hereby authorizes the Lending Agent to lend Securities to any of the Borrowers only in accordance with the standard form of Master Securities Loan Agreement attached hereto as Exhibit A and substantially similar agreements executed by the Lending Agent (the "Loan Agreement" or "Loan Agreements"), subject to the terms and conditions set forth herein. The Lending Agent agrees to provide the Fund with a copy of each Loan Agreement promptly after the execution thereof. The Fund hereby authorizes the Lending Agent to revise the terms of any Loan Agreement, including the amounts or fees to be received or paid pursuant to the Loan Agreement, and to make such ancillary contracts, agreements and other arrangements necessary for the effectuation of any transaction contemplated hereby or thereby or for compliance herewith or therewith, provided that all such revisions, contracts, agreements and arrangements shall be within the then-current guidelines for securities lending established by the Fund hereunder. The Lending Agent agrees to provide the Fund promptly with copies of all such revisions, contracts and agreements and written descriptions of any such arrangements. Subject to Section 7 hereunder, the Lending Agent is authorized to lend Securities to any of the Borrowers in respect of which a Loan Agreement has been provided to a Lender until such time, if any, that a written notice from the Lender is received by the Lending Agent to the effect that such Loan Agreement does not meet the Lender's criteria.

         The Fund agrees that it shall not take any action to alter or affect the terms of, or a transaction pursuant to, a Loan Agreement entered into in accordance with the terms of this


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Agreement, except through the Lending Agent. The Lending Agent is authorized to provide the Borrower with such information regarding the Lender and any loan of Securities effected pursuant to a Loan Agreement as is required by applicable law. The Lending Agent agrees to monitor compliance with the terms of the Loan Agreement and promptly after learning of a default thereunder, give notice thereof to the Fund and thereafter take such actions as may be specified by the Fund. In the absence of instructions from the Fund, the Lending Agent hereby is authorized, without notice to Lender, to exercise such rights of Lender and to pursue such available remedies of Lender under the relevant Loan Agreement as it deems appropriate; provided, however, that nothing herein shall require the Lending Agent to expend its own funds to exercise such rights or pursue such remedies. The Fund, on behalf of each Lender, agrees that, except in connection with the Lending Agent's negligence or willful misconduct, it will not hold the Lending Agent responsible or liable to the Lender or any third party for (i) any statements, representations or warranties which any Borrower shall make in connection with any loan of Securities pursuant to a Loan Agreement or (ii) the performance or non-performance by any Borrower of its obligations under any such Loan Agreement, including, without limitation, the obligation to deliver additional Collateral contemplated by Section 8 of this Agreement.

         SECTION 3. LENDER'S REPRESENTATIONS. To permit the Lending Agent to make such representations as may be required by a Loan Agreement, the Fund, on behalf of each Lender, hereby represents and warrants to the Lending Agent and to BISYS, which representations and warranties, unless the Fund provides written notice to the contrary, shall be deemed to be continuing and to be reaffirmed on any day that a loan under this Agreement is outstanding, as follows:

         (a) The Fund has been duly organized, is validly existing and has full power and authority to execute, deliver and perform its obligations under this Agreement;

         (b) This Agreement is, and each loan entered into in accordance with the terms of this Agreement, will be, legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order, or judgment binding on the Lender, or any agreement binding on the Lender or affecting its property, and is enforceable against the Lender in accordance with its terms;

         (c) The person executing this Agreement and any other persons designated from time to time by the Fund in writing (each such person, an "Authorized Person") are duly and properly authorized to act on behalf of the Lender (a list of Authorized Persons is set forth on Schedule 5 hereto, as such Schedule may be revised from time to time by the Fund upon notice to the Lending Agent);

         (d) The Lender owns the Securities held by the Custodian which may be subject to a loan under this Agreement free and clear of all liens, claims, security interests and encumbrances and no such security has been sold. The Fund agrees to notify immediately the Lending Agent and identify any of the Securities which are no longer subject to the representations set forth in this paragraph (d) or which are otherwise no longer available for lending;


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         (e) The Lender is acting as principal with respect to loans made under this Agreement; and

         (f) The Lender is not subject to the Employee Retirement Income Security Act of 1974, as amended, with respect to this Agreement and the Securities.

         SECTION 4. LENDING AGENT'S AND BISYS' REPRESENTATIONS. (a) The Lending Agent represent and warrant to the Fund as follows:

                  (i) The Lending Agent has been duly organized, is validly existing and has full power and authority to execute, deliver and perform its obligations under this Agreement;

                  (ii) This Agreement is legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order or judgment binding on the Lending Agent, or any agreement binding on the Lending Agent or affecting it property, and is enforceable against the Lending Agent in accordance with its terms; and

                  (iii) The person executing this Agreement on behalf of the Lending Agent is duly and properly authorized to act on behalf of the Lending Agent.

     (b) BISYS represents and warrants to the Fund as follows:

                  (i) The Lending Agent has been duly organized, is validly existing and has full power and authority to execute, deliver and perform its obligations under this Agreement;

                  (ii) This Agreement is legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order or judgment binding on BISYS, or any agreement binding on BISYS or affecting it property, and is enforceable against BISYS in accordance with its terms; and

                  (iii) The person executing this Agreement on behalf of BISYS is duly and properly authorized to act on behalf of BISYS.

         SECTION 5. LOAN OPPORTUNITIES. The Fund acknowledges and agrees that the Lending Agent may lend to Borrowers securities owned by other customers of the Lending Agent to the exclusion of the Lender. Lending Agent agrees to allocate securities lending opportunities among its clients using reasonable and equitable methods established by the Lending Agent from time to time. The Fund agrees that it shall have no claim against the Lending Agent based on, or relating to, loans made for other customers or loan opportunities refused hereunder, whether or not the Lending Agent has made fewer or more loans for any other customer than for the Lender, and whether or not any loan for another customer, or the opportunity refused, could have resulted in loans made under this Agreement.


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         SECTION 6.  MAKING OF LOANS.

         (a) The Fund hereby authorizes the Lending Agent to lend Securities of the Lender pursuant to the terms of this Agreement. If the Lending Agent determines, in response to a Borrower's orally advising the Lending Agent of its desire to borrow Securities, to lend Securities of the Lender pursuant to a Loan Agreement, the Lending Agent agrees to instruct such Borrower to transfer to the Custodian, on behalf of Lender, the required Collateral as described herein and advise the Fund of the details of the loan sufficient for the Fund to instruct the Custodian to deliver the Securities to the Borrower as described herein. Promptly after being so advised by the Lending Agent, the Fund agrees to deliver or cause to be delivered to the Custodian instructions specifying with respect to each such loan: (i) the Portfolio to which the loaned Securities are specifically allocated; (ii) the name of the issuer and the title of the Securities; (iii) the number of shares or the principal amount loaned; (iv) the date of the loan and delivery; (v) the total amount of Collateral to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and
(vi) the name of the Borrower to which the loan was made. The Fund agrees to use its reasonable best efforts to cause the Custodian to deliver the Securities thus designated to the Borrower to which the loan was made promptly after the Custodian receives the total amount of Collateral designated to be delivered against the loan of Securities.

         (b) For each Borrower, the Adviser has established a maximum limit, set forth on Schedule 3 hereto, on the amount of securities that may be delivered to each Borrower in connection with loans of the Lender's Securities (the "Borrower Limit"). When the value of the loan exceeds the Borrower Limit for all securities of the Lender, the Lending Agent agrees not to make any additional loans of the Lender's Securities to such Borrower, provided, however, that, subject to Section 7 hereunder, the Lending Agent is not obligated to terminate existing loans with such Borrower.

         (c) The Lending Agent agrees to assist the Fund in reviewing and compiling the financial statements, and providing information regarding the creditworthiness, of Borrowers and setting credit limits for each Borrower, but the Lending Agent makes no representation as to the creditworthiness of any Borrower or the appropriateness of any credit limit. The Lending Agent agrees to use its reasonable best efforts to notify the Fund of any new information acquired by the Lending Agent regarding a Borrower that in the Lending Agent's judgment may affect the creditworthiness of such Borrower.

         (d) The Lending Agent agrees to provide the Fund (i) a daily statement of activity setting forth information relating to outstanding Securities loans, marks-to-market and termination and (ii) on or about the 7th (seventh) business day (for purposes of this Agreement, a business day shall be any day the New York Stock Exchange is open for trading) of each month, a statement indicating for the preceding calendar month the Securities lent for each Lender, the Market Value (as defined below) of such Securities, the identity of the Borrowers, the nature and amount of Collateral pledged or delivered as security for the loaned Securities, the income received (or loss incurred) from investment of cash Collateral (as supplied to it by Lender), the


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amounts of any fees or payments paid with respect to each loan and such other information as the Lending Agent and the Fund may agree to from time to time.

         (e) The Lending Agent agrees to provide such other services in connection with the making of loans on behalf of the Lender as may be agreed to by the Lender and the Lending Agent and described from time to time on Exhibit B hereto.

         SECTION 7. LOAN TERMINATION. Each Securities loan shall be terminable on demand. The Lending Agent agrees to terminate, subject to the terms of the Loan Agreement, a loan made to a Borrower whenever the Lending Agent shall actually receive:

         (a) oral or written instructions to terminate the loan from a person believed by the Lending Agent to be an Authorized Person of the Lender;

         (b) oral or written notice from a person believed by the Lending Agent to be an Authorized Person of the Lender that the loaned Security is no longer subject to the representations set forth in Section 3(c) hereof or that the Securities are no longer eligible for lending;

         (c) a written instruction from an Authorized Person or a person believed by the Lending Agent to be an Authorized Person of the Lender that the Borrower with whom the loan is outstanding is to be deleted from Schedule 3 hereof;

         (d) notice of a default under any Loan Agreement pursuant to which Securities have been loaned; or

         (e) notice of termination of this Agreement or the Loan Agreement pursuant to its terms.

         Notwithstanding the foregoing or any other provision in this Agreement, the Lending Agent, at any time, may terminate any loan in its absolute discretion.

         Upon termination of the loan, the Lending Agent agrees to instruct the Borrower to return the loaned Securities to the Custodian on behalf of the Lender within the time specified by the applicable Loan Agreement (which shall be the lesser of three (3) business days or the customary settlement period for the Securities loaned). The Lending Agent agrees to advise the Fund promptly of such termination and as to the amount of Collateral due Borrower and, promptly after receipt, Borrower's transfer instructions with respect thereto. Promptly after being so advised by the Lending Agent, the Fund agrees to deliver or cause to be delivered to the Custodian instructions specifying with respect to each such loan termination and return of Securities: (i) the Portfolio to which the loaned Securities are specifically allocated; (ii) the name of the issuer and the title of the Securities to be returned; (iii) the number of shares or the principal amount to be returned; (iv) the date of termination; (v) the total amount of Collateral to be delivered by the Custodian (including the cash collateral for such Securities minus any


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offsetting credits); and (vi) the name of the Borrower from which the Securities will be returned. The Fund agrees to instruct the Custodian to pay, out of the moneys held for the account of the Lender, the total amount payable to the Borrower promptly after the Custodian receives from the Borrower all such Securities loaned to the Borrower.

         SECTION 8.  COLLATERAL.

         (a) In connection with loans of Securities made on behalf of the Lender, the Lending Agent agrees to limit Collateral to the types which are designated on Schedule 4 hereto, as it may be revised from time to time with the written approval of the Fund upon notice to the Lending Agent. The Fund authorizes the Lending Agent to permit a Borrower to substitute Collateral during the term of any loan of Securities so long as the Collateral received in substitution meets the requirements set forth herein.

         (b) The Lending Agent agrees that it will not lend Securities to a Borrower unless the Collateral delivered by the Borrower has a Market Value (as defined below) equal to at least (i) 102% of the Market Value of loaned Securities that are denominated in U.S. dollars or whose primary trading market is located in the United States, (ii) 105% of the Market Value of all other types of loaned Securities, or (iii) such other percentage of the Market Value of loaned Securities as the Fund may approve in writing. The Lending Agent agrees to use as the Market Value of a Security the value of such Security reflected in the records of the Custodian.

         (c) The Lending Agent, pursuant to the terms of the applicable Loan Agreement, agrees to mark each loaned Security and its Collateral to their Market Value each business day. The Lending Agent agrees to require that the Borrower deliver to the Custodian sufficient additional Collateral to satisfy the applicable Collateral requirements herein, if at the close of trading on any business day the Market Value of the Collateral in respect of Securities that are (i) equity or fixed-income Securities (including accrued interest on fixed-income securities and accrued rebate) denominated in U.S. dollars falls below 102% of the Market Value of such Securities by $2,500 or more, (ii) U.S. Government and agency securities (including accrued interest) falls below 102% of the Market Value of such Securities by $25,000 or more, (iii) equity or fixed-income securities denominated in other than U.S. dollars (including accrued interest on fixed-income securities and accrued rebate) falls below 105% of the Market Value of such Securities by $2,500 or more, or (iv) sovereign debt issued by a foreign government falls below 105% of the Market Value of such Securities by $25,000 or more, provided, however, that in respect of any loaned Securities, the Lending Agent agrees to require that the Borrower deliver to the Custodian additional Collateral sufficient to satisfy the applicable Collateral requirements herein on the next business day if the Market Value of the Collateral falls below 100% of the Market Value of the loaned Securities. The Lending Agent agrees to advise the Fund on each business day as to each loan of Securities, the Market Value of the Securities and corresponding Collateral as determined on such business day and, if the Borrower is required to deliver additional Collateral, the amount and type of additional Collateral. The Fund agrees to promptly notify the Custodian if additional Collateral is to be delivered. If as a result of marking-to-market Collateral is required to be returned to a Borrower, the Lending Agent agrees to advise the Fund of the amount and type of Collateral to be returned and the manner in which the


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Borrower requested such return, and the Fund agrees to promptly so notify the
Custodian and agrees to use its reasonable best efforts to cause such return to be made in accordance with the Borrower's reasonable request.

         (d) If a Borrower is entitled to receive, pursuant to the Loan Agreement, an amount equal to the interest or distributions declared ("in-lieu-of-payment") in respect of Collateral consisting of securities or a rebate in respect of Collateral consisting of cash during the term of a Securities loan, the Lending Agent agrees to notify the Fund, and the Fund agrees to instruct the Custodian to remit or cause to be remitted promptly, on behalf of the Lender, such amounts to the applicable Borrower.

         (e) The Fund, on behalf of each Lender, has authorized the Adviser to cause to be invested and reinvested all money received as, or with respect to, Collateral, including money received with respect to investment of the same, or upon the maturity, sale, or liquidation of any such investments ("Cash Collateral"), in the types of investments determined by the Adviser to be suitable for such purposes (a list of which is set forth on Schedule 6 hereto, as such Schedule may be revised from time to time by the Fund upon notice to the Lending Agent). The Lending Agent agrees to identify from time to time potential available investments for Cash Collateral which meet the investment criteria set forth on Schedule 6 and provide the Adviser, as available, with information as to general market conditions and rates of return on such available investments. The Fund, on behalf of each Lender, acknowledges that all investments of Cash Collateral made in accordance with this Agreement shall be for the account and risk of the Lender. To the extent that any loss arising out of such investments of Cash Collateral results in a deficiency in the amount of Cash Collateral available for return to a Borrower pursuant to the Loan Agreement, the Fund, on behalf of the Lender, agrees to pay to the Lending Agent for transmission to the Borrower the cash in an amount equal to such deficiency.

         (f) The Lending Agent agrees that all Collateral and securities or other property acquired through the investment of Cash Collateral shall be controlled by, and subject to the instructions of, the Adviser on behalf of the Lender.

         SECTION 9. THE COLLATERAL ACCOUNT. The Fund agrees to use its reasonable best efforts to cause the Custodian with respect to the Collateral Account in which the Custodian holds Collateral on behalf of the Lender:

         (a) To monthly: (i) credit the Collateral Account with all amounts, if any, paid by a Borrower in connection with a loan collateralized in whole or in part with Collateral other than Cash Collateral; (ii) credit the Collateral Account with the earnings, if any, arising from the investment of Cash Collateral; (iii) debit the Collateral Account by an amount equal to the amounts to be paid to the Borrower pursuant to the Loan Agreement; and (iv) debit the Collateral Account in an amount equal to the accrued fees to be paid BISYS hereunder;

         (b) To debit the Collateral Account by the amount so returned whenever the Loan Agreement requires a return of Cash Collateral; and


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         (c) To credit the Collateral Account with net proceeds of the sale or liquidation of investments made with Cash Collateral in the event debits to the Collateral Account pursuant to the foregoing Sections 9(a) and 9(b) produce a deficit therein. In the event the foregoing does not eliminate the deficit, the Fund agrees to instruct the Custodian to charge the deficiency to any other account or accounts maintained by the Lender with the Custodian.

         SECTION 10. RIGHTS WITH RESPECT TO LOANED SECURITIES. The parties hereto acknowledge that until a loan is terminated in accordance with Section 7 hereof, the Borrower shall exercise all of the incidents of ownership of the loaned Securities, including the right to transfer the loaned Securities to others; provided, however, that the Lender shall be entitled to receive distributions, dividends, and other payments made on or in connection with the loaned Securities to the extent provided and in accordance with the terms of the applicable Loan Agreement. The Lender hereby expressly waives the right to vote any Securities that are subject to a loan. The Lending Agent agrees, and the Fund agrees to instruct the Custodian, to monitor the loaned Securities for any corporate actions by the issuers thereof affecting the loaned Securities and, upon learning of any such actions, to inform the Fund. Pursuant to instructions from the Fund, the Lending Agent agrees to terminate promptly the Securities loan and request, and the applicable Loan Agreement shall require, the Borrower to return the Securities.

         SECTION 11. RESPONSIBILITY OF THE LENDING AGENT AND INDEMNIFICATION. The Fund acknowledges that the Lending Agent shall have no duties or responsibilities in respect of Securities lending transactions except those specifically set forth in this Agreement. The Fund, on behalf of each Lender, agrees that the Lending Agent shall not be liable for any loss or damage, including counsel fees and court costs, resulting from its acts or omissions to act hereunder or otherwise, except for any such loss or damage arising out of the Lending Agent's own negligence or willful misconduct. Except for any liability, loss, or expense arising from or connected with the Lending Agent's own negligence or willful misconduct, the Fund, on behalf of each Lender, agrees to reimburse and hold harmless the Lending Agent from and against any liability, loss and expense, including counsel fees and expenses and court costs, arising in connection with this Agreement or any Loan Agreement or arising from or connected with claims of any third parties, including any Borrower, with respect thereto, from and against all taxes and other governmental charges with respect thereto, and from and against any out-of-pocket or incidental expenses with respect thereto. The Fund, on behalf of each Lender, further agrees to hold Lending Agent harmless and reimburse Lending Agent for all losses, damages, taxes and costs and expenses (including, without limitation, costs incurred as a result of proceeding against any Collateral upon a default by a Borrower and all amounts paid in the settlement of claims or satisfaction of judgments and legal fees) which may arise out of (i) any action taken by the Lending Agent upon the instructions of the Lender, the Adviser, the Custodian, BISYS or any other Authorized Person, except insofar as such losses, damages, taxes or costs and expenses are incurred as a result of the Lending Agent's negligence or willful misconduct or (ii) the failure by the Lender to fulfill the terms of any Loan Agreement, including without limitation, a failure by the Lender to give timely notification to the Lending Agent of any sale or change in availability of Securities as required by Section 3 of this Agreement. The Fund,


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
on behalf of each Lender, agrees that the Lending Agent shall be fully protected in acting in accordance with the oral or written instructions of any person reasonably believed by the Lending Agent to be an Authorized Person. Notwithstanding the foregoing, the parties hereto acknowledge and agree that in no event will the Lending Agent or the Fund or a Lender be responsible for special, incidental or consequential damages or lost profits or loss of business. The indemnification provided to the Lending Agent hereunder shall survive termination of this Agreement.

         SECTION 12. SERVICES AND DUTIES OF BISYS. BISYS hereby agrees to provide the following administrative services, on behalf of the Fund, in connection with Securities loans hereunder, and the Lending Agent agrees to accept notices and instructions from BISYS to the same extent as if they were given by the Fund pursuant to this Agreement:

         (a) Receive the notices from the Lending Agent and deliver the instructions to the Custodian described in Sections 6(a), 7 and 8(c) hereof.

         (b) Review the statements provided by the Lending Agent described in
Section 6(d) hereof.

         (c) Review the information provided by the Lending Agent described in
Section 8(e) hereof.

         (d) Deliver the instructions to the Custodian provided for in Section 9 hereof.

         (e) Provide such other services in connection with Securities lending as the parties hereto may agree to from time to time.

         (f) Deliver to the Lending Agent notices received from the Custodian regarding any corporate actions by the issuers of loaned Securities affecting the loaned Securities.

         SECTION 13. RESPONSIBILITY OF BISYS AND INDEMNIFICATION. The Fund acknowledges that BISYS shall have no duties or responsibilities in respect of Securities lending transactions except those specifically set forth in this Agreement. The Fund, on behalf of each Lender, agrees that BISYS shall not be liable for any loss or damage, including counsel fees and court costs, resulting from its acts or omissions to act hereunder or otherwise, except for any such loss or damage arising out of BISYS' own negligence or willful misconduct. Except for any liability, loss, or expense arising from or connected with BISYS' own negligence or willful misconduct, the Fund, on behalf of each Lender, agrees to reimburse and hold harmless BISYS from and against any liability, loss and expense, including counsel fees and expenses and court costs, arising in connection with this Agreement or any Loan Agreement or arising from or connected with claims of any third parties, including any Borrower, with respect thereto, from and against all taxes and other governmental charges,with respect thereto, and from and against any out-of-pocket or incidental expenses with respect thereto. The Fund, on behalf of each Lender, further agrees to hold BISYS harmless and reimburse BISYS for all losses, damages,


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taxes and costs and expenses (including, without limitation, costs incurred as a result of proceeding against any Collateral upon a default by a Borrower and all amounts paid in the settlement of claims or satisfaction of judgments and legal fees) which may arise out of (i) any action taken by BISYS upon the instructions of the Lender, the Adviser, the Custodian, the Lending Agent or any other Authorized Person, except insofar as such losses, damages, taxes or costs and expenses are incurred as a result of BISYS' negligence or willful misconduct or
(ii) the failure by the Lender to fulfill the terms of any Loan Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that in no event will BISYS or the Fund or a Lender be responsible for special, incidental or consequential damages or lost profits or loss of business. The indemnification provided to BISYS hereunder shall survive termination of this Agreement.

         SECTION 14. FEES. The fees payable to each of BISYS and the Lending Agent as compensation for its respective activities hereunder and in respect of any Securities loan are set forth in Schedule 7 hereto, as such Schedule may be revised from time to time by written agreement of the parties. The Lending Agent agrees to notify the Lender, on or about the seventh day of each month, of the amount of fees due BISYS and the Lending Agent hereunder in respect of the previous calendar month and, promptly upon receipt of such notice and in no event later than the 25th business day thereafter, the Fund, on behalf of the Lender, agrees to effect the requisite payment by wire transfer in immediately available funds of U.S. dollars in accordance with BISYS' instructions.

         SECTION 15. CONFIDENTIALITY. Each party hereto agrees to hold the information it receives from another party hereunder in confidence, and to instruct its employees, agents, consultants and representatives to hold such information in confidence. The parties hereto agree that no such obligation shall exist, however, with respect to that information which (i) was known to a party prior to its receipt from the other party hereunder, (ii) is lawfully obtained by it from a third party under no obligation of confidentiality, direct or indirect, or (iii) is or becomes known or available publicly without any act or failure to act by such party. In addition, each party agrees not to issue or cause the publication of any press release or any other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, except as required by law, provided, however, that if a party is required to issue any such release or announcement, such party agrees to give the other parties reasonable prior notice of such release or announcement. Notwithstanding any of the foregoing, the Fund agrees, on behalf of each Lender, that the Lending Agent may disclose the identity of the Lender to a Borrower of Securities at any time upon request of the Borrower or the terms of this Agreement and of any Loan Agreement to any regulator, including any self-regulatory body, having jurisdiction over the Lending Agent or otherwise as required by applicable law.

         SECTION 16. TERM. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Fund or its designee. Unless sooner terminated, this Agreement will continue until ____, and thereafter will continue automatically for successive annual periods ending on _____, provided such continuance is specifically approved at least annually by vote of a majority of the Fund's Board of Trustees, including the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund. On and after

____________, this Agreement may be terminated by any party hereto on five
(5) days' written notice to the other parties to that effect. In addition, the Lending Agent or the Lender may terminate this Agreement, at any time, upon a material breach by the other party which has not been cured within thirty (30) days following written notice as provided herein of such material breach and a reasonable opportunity to remedy such material breach. The parties hereto agree that the only effects of any such termination of this Agreement will be that following such termination, (i) no further Securities loans shall be made hereunder on behalf of a Lender and (ii) the Lending Agent, within a reasonable time after termination of this Agreement, shall terminate any and all outstanding Securities loans. The parties hereto agree that the provisions hereof shall continue in full force and effect in all other respects until all Securities loans have been terminated and all obligations provided herein and in any Loan Agreement have been satisfied.

         SECTION 17. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.


         SECTION 18. EXCLUSIVITY. The Fund, on behalf of each Lender, agrees not to enter into any other securities loan agreement with any other bank or securities broker/dealer whereby the other bank or broker/dealer is permitted to make loans of securities in the portfolios made available for lending.

         SECTION 19. CONFLICTS OF INTEREST AND DISCLOSURE. The Fund acknowledges that nothing in this Agreement shall preclude the Lending Agent or its affiliates from entering into separate arrangements or agreements with Borrowers involving the provision of products or services including, without limitation, deposits, loans, or brokerage services. The Lending Agent hereby discloses that it or its affiliates may receive compensation or remuneration from the Borrowers in connection with such separate arrangements or agreements. The Lending Agent agrees to use its best efforts to engage in Securities lending on behalf of a Lender under the best terms without giving preferential treatment to any Borrower with which the Lending Agent has such a separate arrangement or agreement.


         SECTION 20.  NOTICES, ASSIGNMENTS, AMENDMENT, CONSTRUCTION.

         (a) Any notice, instruction, other instrument or writing, authorized or required to be given hereunder to the Lending Agent shall be sufficiently given only if and when actually received by the Lending Agent, including receipt by telefax or electronically, at its offices at:

                             Cantor Fitzgerald & Co.
                             One World Trade Center
                               New York, NY 10048

                              (212) 938-3925 (Fax)
                              Attention: Steve Dimino



or at such other place as the Lending Agent, from time to time, may designate in writing and, except as expressly provided to the contrary herein, signed by an Authorized Person; and any notice, other instrument, writing, report or advice authorized or required by the Agreement to be given to the Fund, on behalf of a Lender, shall be sufficiently given only if and when actually received by the Fund, including receipt by telefax or electronically, at its offices at:

                              3435 Stelzer Road
                              Columbus, Ohio  43219
                              Attention: Greg Maddox



or at such other place as the Fund, from time to time, may designate in writing; and any notice, instruction, other instrument or writing authorized or required by the Agreement to be given to BISYS shall be sufficiently given only if and when actually received by BISYS, including receipt by telefax or electronically, at its offices at:

                           BISYS Fund Services Ohio, Inc.
                           3435 Stelzer Road
                           Columbus, Ohio  43219-3035
                           Attention:  Securities Lending Department

or at such other place as BISYS, from time to time, may designate in writing.

         (b) This Agreement shall not be assignable by the parties hereto without the written consent of the other parties. This Agreement shall be binding upon each party and its respective successors and permitted assigns.

         (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto with respect to such transactions. This Agreement shall not be amended or modified in any manner, except by a written agreement executed by the parties hereto with the same formality as this Agreement.

         (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         (e) The headings in this Agreement are for convenience only and shall not be used in construing this Agreement.

         (f) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and/or the courts of the United States of America in the State of New York, for purposes of any suit, action or proceeding arising out of or related to this Agreement, and each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto hereby irrevocably consent to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by mailing copies thereof by registered U.S. mail, postage prepaid, to its address as specified in this Section 19 hereof.

         SECTION 21. CUSTODY. The Fund and the Lending Agent acknowledge that the Lending Agent is only performing the securities lending services described in this Agreement and that the Lending Agent retains no custody or possession of the securities, assets, and/or cash in the Collateral Account and performs no depository services with respect to the Collateral Account.

         SECTION 22. SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE CUSTODIAN FOR THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          THE PACIFIC CAPITAL FUNDS
                                         on behalf of the Portfolios designated
                                         on Schedule 1 hereto


                                         By:  /s/ Alaina Metz
                                            ------------------------------------
                                                  (Authorized Signature)


                                         BISYS FUND SERVICES OHIO, INC.


                                         By:   /s/  David J. Huber
                                            ------------------------------------
                                                  (Authorized Signature)


                                         CANTOR FITZGERALD & CO.


                                         By:   /s/  Steve Dimino
                                            ------------------------------------
                                                  (Authorized Signature)

                          SECURITIES LENDING AGREEMENT

                                   Schedule 1

Names of Participating Portfolios

Growth Stock Fund
Growth & Income Fund
Value Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund
Diversified Income Fund
U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund

                          SECURITIES LENDING AGREEMENT

                                   Schedule 2


Name of Portfolio                                                 Account*
-----------------                                                 ---------
Growth Stock Fund
Growth & Income Fund
Value Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund
Diversified Income Fund
U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund


-------------
* Securities which may be loaned will be those that are identified from time to time by the Adviser to the Lending Agent through electronic transmission or other reliable means by BISYS.

                          SECURITIES LENDING AGREEMENT

                                   Schedule 3

Borrowers                                                              Borrower Limit
---------                                                              --------------
Barclays Capital                                                       $   250,000,000
Bear Stearns & Co. Inc.                                                $ 1,200,000,000
BT Securities Corp.                                                    $   500,000,000
Chase Securities Inc.                                                  $   500,000,000
CIBC Oppenheimer                                                       $   500,000,000
Dean Witter Reynolds, Inc.                                             $   150,000,000
Deustche Bank                                                          $   400,000,000
Dresdner Bank                                                          $   400,000,000
Goldman Sachs & Co.                                                    $ 1,200,000,000
JP Morgan Securities Inc.                                              $ 1,000,000,000
Lehman Brothers Inc.                                                   $ 1,800,000,000
Merrill Lynch                                                          $ 1,200,000,000
Morgan Stanley & Co.                                                   $   750,000,000
MS Securities Services                                                 $ 1,500,000,000
Nesbit Thompson                                                        $   200,000,000
Paine Webber Inc.                                                      $ 1,000,000,000
RBC Dominion Securities Corp.                                          $   500,000,000
SBC Warburg Inc.                                                       $ 1,200,000,000
Salamon Smith Barney Inc.                                              $ 1,200,000,000
US Clearing                                                            $   150,000,000

                          SECURITIES LENDING AGREEMENT

                                   Schedule 4


Name of Portfolio                                             Collateral
-----------------                                             ----------
Growth Stock Fund                                             For all Portfolios:
Growth & Income Fund                                          Cash; Securities issued or guaranteed
Value Fund                                                    by the United States Government or
Small Cap Fund                                                its agencies or instrumentalities; or
International Stock Fund                                      letters of credit
New Asia Growth Fund
Diversified Income Fund
U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund

                          SECURITIES LENDING AGREEMENT

                                   Schedule 5


                               Authorized Persons

Cynthia Lee Lindsey
Brian Loeffler
Mary Strong
Scott Kisner


All officers of the Trust

                          SECURITIES LENDING AGREEMENT

                                   Schedule 6

Participating Portfolio                                      Permissible Investments for Cash Collateral*
-----------------------                                      --------------------------------------------
Growth Stock Fund                                            U.S. dollar denominated short-term money market
Growth & Income Fund                                         obligations, including securities issued or guaranteed
Value Fund                                                   by the U.S. Government or its agencies or
Small Cap Fund                                               instrumentalities, certificates of deposit, time
International Stock Fund                                     deposits and bankers' acceptances issued by domestic
New Asia Growth Fund                                         banks, foreign branches of domestic banks, foreign
Diversified Income Fund                                      subsidiaries of domestic banks and domestic and foreign
                                                             branches of foreign banks, loan participation agreements,
                                                             guaranteed investment contracts, municipal obligations,
                                                             repurchase agreements, asset-backed securities, and high
                                                             quality domestic and foreign commercial paper and other
                                                             high quality short-term corporate obligations, such as
                                                             floating or variable rate U.S. dollar denominated demand
                                                             notes and bonds.

U.S. Treasury Securities Fund                                U.S. Treasury securities and repurchase agreements in
Short Intermediate U.S. Treasury Securities Fund             respect thereof, and securities guaranteed as to
                                                             principal and interest by the U.S. Government and
                                                             repurchase agreements in respect thereof.

------------

* Permissible Investments for each Portfolio also include shares of the Money Market Fund and Treasury Money Market Fund, each separate series of The BISYS Securities Lending Trust, a private investment company sponsored by BISYS. The Money Market Fund invests in a variety of short-term money market instruments and the Treasury Money Market Fund invests only in U.S. Treasury securities and repurchase agreements related thereto. Each values its securities based on the amortized cost method and complies with Rule 2a-7 under the 1940 Act.

                          SECURITIES LENDING AGREEMENT

                                   Schedule 7


                                  Fees Payable

BISYS: The Fund, on behalf of each Lender, agrees to pay to BISYS 35% of the total monthly earnings (net of negative loans) of the Lender derived from lending Securities. BISYS shall compensate any agents appointed by the Lending Agent pursuant to Section 1 of the Agreement, and pay any related fees and expenses in connection therewith.

LENDING AGENT:             BISYS, on behalf of the Lender, agrees to pay the
                           Lending Agent 50% of the fee (net of amounts paid to agents described above) BISYS receives from the Lender.

                          SECURITIES LENDING AGREEMENT

                                    Exhibit A


               [Master Securities Loan Agreement attached hereto]

                          SECURITIES LENDING AGREEMENT

                                    Exhibit B

            Additional services to be provided by the Lending Agent:


         The Lending Agent hereby agrees to provide BISYS, at the Lending Agent's expense, access to the securities system and associated software, hardware and communications devices used by the Lending Agent for the purposes of assisting BISYS in connection with its administrative services in respect of securities lending transactions pursuant to this Agreement (the "System"). The Lending Agent hereby agrees to be responsible for the installation and maintenance of the System, including the installation of separate file servers on BISYS' premises in Columbus, Ohio to provide disaster recovery capability, provided, that BISYS shall be responsible for the maintenance of the file servers located on BISYS' premises. The Lending Agent hereby agrees to use its reasonable best efforts to provide BISYS with requested enhancements to the reporting capabilities of the System. The Lending Agent hereby agrees to provide on the premises of BISYS in Columbus, Ohio a minimum of five business days' instruction to BISYS' staff, and a two-week testing period, regarding securities lending, at a mutually agreed upon time prior to initiation of the securities lending program contemplated herein. The Lending Agent also agrees to cause the System's vendor to provide instruction to BISYS' staff regarding the System. The Lending Agent, BISYS and the Fund, on behalf of each Lender, acknowledge that the parties hereunder are relying on the System with respect to the services provided pursuant to this Agreement. The Lending Agent agrees to provide BISYS, by means of the System, daily access to all information held by the Lending Agent regarding outstanding loans of Securities. In the event of a failure of the System on BISYS' premises, the Lending Agent agrees to take reasonable efforts to provide BISYS with such information by telecopy or by another prompt means of delivery.

                                     Annex I

                            Joint Collateral Account


         The Fund hereby agrees to establish and maintain at the Custodian a joint Collateral Account on behalf of the Lenders to hold, from time to time, on a commingled basis the Collateral received in connection with each Lender's Securities loans pursuant to this Agreement. The Fund agrees that the Collateral held in said joint account may be invested in one or more of the following: (i) repurchase agreements; (ii) U.S. dollar denominated commercial paper; and (iii) any other short-term money market obligations as permitted per Schedule 6 herein.